Exhibit 99.3

© July 26, 2023. Morningstar. All Rights Reserved. Letter from Kunal Kapoor Second-Quarter Earnings 2023 Dear Morningstar shareholders, It was good to see many of you at this year’s shareholder meeting. A number of you shared that you’d like to hear from me more frequently, so, starting this quarter, I’ll pen a letter alongside our earnings release that addresses a few timely themes. The headline is that, after a period of heavy investment, we are moving quickly to return margins to historical levels. Without rehashing too much of the earnings release, revenue grew 7.3% to $504.7 million, an increase of 5.1% on an organic basis compared to the prior-year period. Our license-based businesses were growth drivers, while asset-based product areas were nearly flat, and DBRS Morningstar continued to face a challenging issuance environment. I’ll use this quarter’s letter to focus on margins and Morningstar Sustainalytics, in particular, and will then highlight some other areas in upcoming missives. A deliberate focus on growing margins You heard in our shareholder meeting in May that the executive team and I are focusing on durable growth and profitability. As a people-intensive business, our largest expense category is compensation, and we are taking a hard look at whether we have the right-sized teams for the current market opportunity. This has led to targeted reorganizations as well as close management of our hiring process for both backfills and new roles. For example, we recently reallocated analytical resources at DBRS Morningstar away from the North American commercial real estate market where we have less confidence in a short-term rebound. In Morningstar Sustainalytics, we narrowed our focus to concentrate on more mature ESG markets and are refocusing our efforts around global solutions. As of June 30, 2023, our headcount was 12,126, a decline of 2.3% sequentially from March 31, 2023 that reflects these reorganizations and deliberate hiring process. Beyond headcount, we are controlling costs elsewhere, including discretionary costs like professional fees and travel. We are also focused on optimizing our real estate footprint, and we recently terminated our DBRS Morningstar lease in London and brought the team into our larger Morningstar location. You’re starting to see those efforts bear fruit in our second-quarter results. While operating income fell 22.6% to $41.7 million and our operating margin was down to 8.3% from 11.5% in the prior-year period, our adjusted operating income was down a more modest 5.0% to $69.7 million and our adjusted operating margin was 13.8%, compared to 15.6% in the second quarter of 2022. We incurred $4.0 million in severance costs related to reorganizations in certain areas of the business (excluding those related to the transition and shift of our China activities), and these costs had a negative 0.8 percentage point impact on our operating and adjusted operating margin in the quarter. We’re working to get back to our historical peak margins and believe we’ve laid the foundation to accelerate toward that goal. Importantly, we expect that our business will keep growing even as profitability expands. Aligning Morningstar Sustainalytics and Morningstar Indexes One of the product areas that provides a significant opportunity to expand our overall margins is Morningstar Sustainalytics. We’ve invested heavily here, first by acquiring Sustainalytics in 2020 and then with organic investments to support its growth. That period of heavy investment is largely complete, and we’re now moving to fully realize the benefits of those investments as we integrate the business more fully with other product areas. In June, we aligned Morningstar Sustainalytics and Morningstar Indexes under the leadership of Ron Bundy. These two product areas operate in similar markets, serve a similar set of institutional and asset management clients, and have collaborated closely in recent years. As separate teams, they have worked hand-in-hand to introduce a range of ESG product and service offerings. As an aligned team, we will bring investors a more holistic set of ESG products and services in an even faster and more focused way, while tightening execution on some key priorities. We’ll retain a focus on what’s working well, including in Europe where we have a strong competitive position, and on products including the flagship ESG Risk Rating, which continues to help investors understand and manage material ESG issues. We also believe there’s a long runway for our recently launched Low Carbon Transition Rating, which provides a forward-looking, science-based assessment of a company’s current alignment to a net-zero pathway, as well as our newly enhanced Physical Climate Risk Metrics. In other areas, we have some work to do to realize our vision. Notably, it's clear that the political environment around ESG in the U.S. has meaningfully impacted the pace of adoption here. This is particularly true in the wealth- and asset-management segments, which tend to follow asset owners on these matters. For instance, while we have a healthy pipeline for our recently introduced climate solutions, the conversion process is extending longer than we have typically experienced.

Letter from Kunal Kapoor Second-Quarter Earnings 2023 © July 26, 2023. Morningstar. All Rights Reserved. Against that backdrop, our approach is aligned with a long-term investor trend toward more choice and personalization at a time when we are on the verge of a generational wealth transfer. We believe that ESG data, analytics, and research support personalization and choice and that they will drive engagement—and, likely, a higher propensity towards savings and investing in the years ahead. The choices investors make are ultimately up to them, but we have the tools they need to make those judgements. We are concentrating on strengthening core offerings across the Morningstar Sustainalytics portfolio globally, improving our sales cadence, and expanding our regulatory and index solutions. License-based product strength I’ll conclude by highlighting further solid progress in the remainder of our license-based product areas. First, PitchBook continues to make significant contributions to our overall growth. We’re experiencing robust demand in our core investor and advisor client segments (including private equity and venture capital), even as the corporate segment remains more challenging. Lead generation remains strong and, while conversion rates are a little slower than they were in the particularly strong markets of 2021 and early 2022, they are in line with the long-term trend. We’re making good progress integrating Leveraged Commentary & Data (LCD), and in the quarter, we added LCD research and news on the leveraged loan, bond, and private credit markets to the PitchBook platform. Our long-term vision is to create a unified PitchBook platform with centralized access to private equity and private credit research, data, and analysis, and we’re hearing good feedback from LCD clients with PitchBook access and from PitchBook customers who have been anxious to get access to the LCD content. One note on PitchBook’s reported results: The license trend doesn’t fully reflect the growth trajectory this quarter due in part to user rationalization related to a single renewal that resulted in a sharp drop in users even as total annual contract value (ACV) increased in that instance. Additionally, there was some ongoing variability driven by user maintenance and other updates to user lists. We’re also experiencing strong increases in revenue coming from the direct data product, a nicely growing part of the PitchBook product suite, which isn’t reflected in user counts. Elsewhere, Morningstar Direct, Morningstar Data, and Morningstar Advisor Workstation all continue to grow at healthy rates, reflecting added value we’ve been bringing to these offerings. Recent enhancements include the launch of Direct Lens, which introduces new capabilities for portfolio management and portfolio analysis workflows and expands access to new datasets (including ESG) at the instrument level. With these products, it’s all about expanding the value we bring to clients so we’re even more essential to their workflows. We’re also digging into the technology transformation that’s underway with AI, and you should expect to see us meaningfully leverage the technology to further improve customer engagement, drive innovation, and expand use cases for our library of data and content. Summer reading If you’re looking for summer reading, here’s a smattering of commentary by our researchers that I especially enjoyed: • What Beat the S&P 500 Over the Past Three Decades? Doing Nothing, Jeffrey Ptak, April 17, 2023 • The Inflation Hedge That Cost Investors 17% of Their Purchasing Power, Jeffrey Ptak, June 12, 2023 • The Best Robo-Advisors of 2023, Amy Arnott, June 22, 2023 • Pumping the Brakes: PitchBook Quantitative Perspectives Q2 2023, Andrew Akers and Parker Dean, June 22, 2023 • What the New ISSB Climate Standard Means for Investors, Aurthur Carabia and Jonathan Feldman, June 26, 2023 • DBRS Morningstar CMBS Monthly Highlights—June Remittance: Delinquency and Special Servicing Rates Move Higher on Continued Office Underperformance, Steve Jellinek and Erin Stafford, July 14, 2023 You may also appreciate these recent pieces that share more about our strategy and recent product innovations: • Australian Financial Review: Industry needs to lure back Robinhood generation: Morningstar CEO, April 10, 2023 • Barron’s: Morningstar Beefs Up Model Portfolio Lineup for Advisors, April 25, 2023 • CEO keynote at the U.S. Morningstar Investment Conference, April 26, 2023 • Chicago Sun-Times: Morningstar’s AI chatbot gets investors closer to mostly right answers, May 22, 2023 • South China Morning Post: Climate change: Asian firms must accelerate decarbonisation efforts to catch up with global warming targets, Morningstar Sustainalytics says, June 12, 2023

Letter from Kunal Kapoor Second-Quarter Earnings 2023 © July 26, 2023. Morningstar. All Rights Reserved. I hope you found this letter helpful—please do share your feedback. Best regards, Kunal This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. More information about factors that could affect Morningstar’s business and financial results are in our filings with the SEC, including our most recent 8-K, 10-K and 10-Q. Morningstar undertakes no obligation to publicly update any forward-looking statements as a result of new information, future events, or otherwise, except as required by law. In addition, this presentation references non-GAAP financial measures including, but not limited to, organic revenue, adjusted operating income and adjusted operating margin. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in our filings with the SEC, including our earnings release for the three months ended June 30, 2023.